SECURITY INCOME FUND
FILE NO. 811-02120
CIK NO. 0000088498

EX-99.77Q1(g)

Form of Plan of Reorganization for Security Income Fund, Security U.S. Intermediate Bond Series acquisition of Security Income Fund, Security Capital Preservation Series.

Incorporated herein by reference to the Registrant's 497 filing December 9, 2008.